Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SELLAS LIFE SCIENCES GROUP, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF NOVEMBER, A.D. 2019, AT 8:39 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SEVENTH DAY OF NOVEMBER, A.D. 2019 AT 5 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

4136433 8100
SR# 20197933472

Authentication: 203943638
Date: 11-06-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:39 AM 11/06/2019
FILED 08:39 AM 11/06/2019
SR 20197933472 - File Number 4136433

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SELLAS LIFE SCIENCES GROUP, INC.

Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware

SELLAS LIFE SCIENCES GROUP, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: The following paragraph is hereby inserted after Section A in Article III of the Amended and Restated Certificate of Incorporation:

"Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each fifty (50) shares of the Corporation's Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation's transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent's completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder's Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above."

SECOND: This Certificate of Amendment shall become effective as of November 7, 2019 at 5:00 p.m.

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on September 10, 2019, at which meeting the necessary number of shares were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the 6th day of November, 2019.

SELLAS LIFE SCIENCES GROUP, INC.

By: /s/ Barbara A. Wood
Name: Barbara A. Wood
Title: Executive Vice President,
General Counsel and Corporate Secretary